                                                                   EXHIBIT 10.15

                              INVESTMENT AGREEMENT


     This Investment Agreement (the "AGREEMENT") is executed as of February ___, 2000 by and between The Concours Group, Inc., a Delaware corporation (the "COMPANY"), Thayer Equity Investors IV, L.P. a Delaware limited partnership ("THAYER"), and Thayer CGI Partners LLC, a Delaware limited liability company (each, an "INVESTOR" and collectively, the "INVESTORS").

                                    RECITALS:

     A. The Investors desire to invest in the Company by purchasing shares of the Company's capital stock; and

     B. The Company desires to sell such shares of capital stock to the Investors.

     NOW, THEREFORE, the Company and the Investors hereby agree as follows:

          1. PURCHASE AND SALE OF STOCK.

             1.1 PURCHASE AND SALE; PURCHASE PRICE. The Investors hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Investors at the Closings (as defined below), on the terms and conditions set forth in this Agreement, the number of shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "SERIES B STOCK"), for an aggregate purchase price of $15,000,000, by wire transfer in accordance with written instructions provided by the Company.

             1.2 CLOSING.

                 (a) Initial Closing. The initial closing (the "INITIAL CLOSING") of the sale of the Series B Stock will take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1100 Louisiana, Suite 1800, Houston, Texas 77002, at 10:00 a.m., on the date that is one business day subsequent to the consummation of the transactions contemplated by that certain Exchange Agreement, by and among the Company and the shareholders of Cepro AB (the "CEPRO AGREEMENT"), or such other time and place as agreed to by the parties hereto (the "INITIAL CLOSING DATE"). At the Initial Closing, the Company will deliver to the Investors certificates representing an aggregate of 206,238 shares of Series B Stock being acquired by the Investors on the Initial Closing Date upon payment of the aggregate purchase price of $2,000,000 by Investors to the Company.

                 (b) Additional Closing. On or prior to March 13, 2000, the Investors agree to purchase and the Company agrees to issue, an aggregate of 1,340,546 shares of Series B Stock. The closing ("ADDITIONAL CLOSING") of the sale of these shares of Series B Stock will take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1100 Louisiana, Suite 1800, Houston, Texas 77002, at 10:00 a.m., on or before March 13, 2000, or such other time and place as agreed to by the parties hereto (the "ADDITIONAL CLOSING DATE"). At the Additional Closing, the Company will deliver to the Investors certificates representing the 1,331,879 shares of Series B Stock being acquired by the Investors on the Additional Closing Date upon payment of the aggregate purchase price of $13,000,000 by the Investors to the Company. There shall be no other conditions precedent to either the Company's obligation to issue, or the Investors' obligation to purchase, such shares other than the occurrence of the Initial Closing. The Initial Closing and the Additional Closing are sometimes referred to as the "CLOSINGS" and each as a "CLOSING."

             1.3 DELIVERY. At each Closing, the Company shall deliver to each of the Investors a certificate representing the number of shares of the Series B Stock set forth opposite each Investor's name on Schedule 1.1 against payment of the purchase price therefor, as specified in Section 1.1 and Section 1.2. The shares of Series B Stock purchased by the Investors may be referred to herein collectively as the "PURCHASED SHARES." The Purchased Shares are convertible into shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), pursuant to the terms of the Certificate of Designation (as defined herein). Such shares of Common Stock into which the Purchased Shares are convertible may be referred to herein collectively as the "CONVERSION SHARES."

          2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to the Investors that the following are true and correct as of the Initial Closing Date:

             2.1 ORGANIZATION AND QUALIFICATION; CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business or properties of the Company, taken as a whole. The Company has all required corporate power and authority to execute and deliver this Agreement and the other agreements contemplated herein, to issue and sell the Series B Stock hereunder, to issue shares of Common Stock upon conversion of the Series B Stock, and to carry out the transactions contemplated by this Agreement and the other agreements contemplated herein.

             2.2 ARTICLES AND BYLAWS. The Company has furnished the Investors with copies of its Certificate of Incorporation and Bylaws, and such copies are true and complete and contain all amendments to date.

             2.3 SUBSIDIARIES. Except as set forth on Schedule 2.3, the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

             2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement and the other agreements contemplated herein by the Company and the authorization, issuance and delivery of the Purchased Shares (including the Conversion Shares) has been taken, and this Agreement, and all agreements executed by the Company pursuant to this Agreement, constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding or action in law or equity).

             2.5 CAPITALIZATION AND VALID ISSUANCE OF STOCK.

                 (a) The authorized capital of the Company consists of 50,000,000 shares of Common Stock, of which 5,907,104 shares will be issued and outstanding immediately prior to the Initial Closing, and 5,000,000 shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK") of which 2,280,100 shares have been designated as Series A Convertible Preferred Stock (the "SERIES A STOCK"), 1,810,000 of which will be issued and outstanding immediately prior to the Initial Closing, and of which 1,936,000 shares have been designated Series B Stock, of which no shares will be issued and outstanding immediately prior to the Initial Closing. Schedule 2.5 sets forth
(i) the names of the persons owning the issued and outstanding shares of Common Stock and Series A Stock as of the Initial Closing Date and the number of shares owned by each such person, and (ii) a list of all outstanding options and warrants to purchase shares of the Company's capital stock or securities convertible or exercisable into shares of the Company's capital stock as of the Initial Closing Date.

                 (b) The Company has filed, and the Secretary of State of Delaware has accepted, the Amended and Restated Certificate of Designation of the Powers, Rights and Preferences (the "CERTIFICATE OF DESIGNATION") in the form attached hereto as Exhibit A, which Certificate of Designation designates 1,936,000 shares of the Preferred Stock as Series B Stock.

                 (c) Except as set forth in Schedule 2.5, no options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or securities convertible or exchangeable into shares of capital stock are outstanding.

                 (d) The Purchased Shares when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws, the Articles of Incorporation and as may be agreed upon by the Investors in writing. The Company has authorized and reserved for issuance upon conversion of the Series B Preferred not less than 1,936,000 shares of its Common Stock, and the Conversion Shares will be, when and if issued pursuant to the terms of the Certificate of Designation, validly authorized and issued, fully paid and nonassessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws, the Certificate of Incorporation and as may be agreed upon by the Investors in writing. The shares of Common Stock and Series A Stock issued and outstanding on the Initial Closing Date are all duly and validly authorized and issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any person.

             2.6 CONFLICTING LAWS, AGREEMENTS AND CHARTER PROVISIONS. Neither the execution nor delivery of this Agreement or the other agreements contemplated herein, nor the consummation of the transactions contemplated hereby and thereby will (a) conflict with, or result in a breach of the provisions of any agreement or instrument (including its charter and bylaws) to or by which the Company is bound; (b) violate any order, judgment, statute, law (including securities and Blue Sky laws), rule or regulation to or by which the Company is, or such transactions are, subject, except where such violation would not have a material adverse effect on the business or properties of the Company, taken as a whole; or (c) result in the creation of any lien or encumbrance upon any of the properties or assets of the Company.

             2.7 LEGAL PROCEEDINGS.

                 (a) Litigation. No action, suit, proceeding or investigation is pending or, to the Company's knowledge, threatened against the Company that questions the validity of this Agreement, the other agreements contemplated herein, or the right of the Company to enter into, or to consummate, the transactions contemplated hereby and thereby, or which could result, either individually or in the aggregate, in any material adverse change in the assets, condition, business or operating results of the Company, taken as a whole, or any change in the current equity ownership of the Company, nor to the Company's knowledge, is there any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                 (b) Compliance With Law and Other Instruments. The Company is not in violation of any provision of its Certificate of Incorporation or bylaws or, to its knowledge, of any law, ordinance, requirement, regulation, judgment, injunction, award, decree or order applicable to its business, the violation of which would materially and adversely affect its financial condition, prospects, results of operations, assets or business, taken as a whole. There is not, under any agreement or instrument to which the Company is a party, any existing default or event which with notice or lapse of time or both would constitute a default or create a lien, charge or encumbrance on any assets of the Company, the effect of either of which would result in a material adverse effect on the business or properties of the Company, taken as a whole. The Company is not subject to, or has reason to believe it may become subject to, any material liability or material corrective or remedial obligation arising under any federal, state local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment.

             2.8 REGISTRATION RIGHTS; PREEMPTIVE RIGHTS. Except for that certain Amended and Restated Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in the form attached hereto as Exhibit B and to be entered into as of the Initial Closing Date between the Company, the Investors and the other parties signatory thereto, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "ACT"), the offer and sale of any of its outstanding securities or its securities that may hereafter be issued by the Company. Except as set forth in the Certificate of Designation, there are no preemptive rights affecting the issuance or sale of the Company's capital stock.

             2.9 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, other than as specifically required by this Agreement, the filing of a registration statement pursuant to the Registration Rights Agreement, the filing of a Form D with the Securities and Exchange Commission and filings required under applicable state securities or "blue sky" laws, except where the failure to obtain or make such approval, consent, exemption, authorization, other action, notice or filing would not have a material adverse effect on the business or properties of the Company, taken as a whole.

             2.10 EMPLOYEES. The Company is not aware that any executive or key employee of the Company or any material group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company nor, to the best of the Company's knowledge, any of its employees, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present business activities of the Company, except for agreements between the Company and its present and former employees.

             2.11 FINANCIAL STATEMENTS. Schedule 2.11 contains true, correct and complete copies of the Financial Statements (as defined herein). Except as described in Schedule 2.11, the Financial Statements are in accordance with the books and records of the Company, have been prepared consistent with past practices, have been prepared in accordance with generally accepted accounting principals ("GAAP") (except that the unaudited Financial Statements do not contain notes required by GAAP) and present fairly in all material respects the financial position of the Company on the dates of such statements and the results of its operations for the periods covered (subject, in the case of the unaudited Financial Statements, to normal year-end adjustments, none of which, either individually or in the aggregate, will be material). The Company maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect fairly and in all material respects the transactions and dispositions of its assets, liabilities and securities. For purposes of this Agreement, "FINANCIAL STATEMENTS" shall mean (a) the consolidated audited balance sheets, and statements of retained earnings, operations and cash flow of the Company as of and for the years ended December 31, 1998 and 1997, and the notes thereto and (b) the consolidated unaudited balance sheet and statement of operations of the Company as of and for the twelve (12) month period ended December 31, 1999.

             2.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 2.12, the Company does not have any material obligation or liability arising out of transactions entered into at or prior to the Initial Closing other than (a) liabilities set forth on the Financial Statements (including any notes thereto); and (b) liabilities and obligations which have arisen after the date of the Financial Statements in the ordinary course of business.

             2.13 NO MATERIAL ADVERSE CHANGE. Since the date of the Financial Statements, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company, taken as a whole.

             2.14 ABSENCE OF CERTAIN DEVELOPMENTS.

                 (a) Except as expressly contemplated by this Agreement or as set forth on Schedule 2.14, since the date of the Financial Statements, the Company has not:

                     (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                     (ii) borrowed any material amount or incurred or become subject to any material liabilities, except liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                     (iii) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                     (iv) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

                     (v) made capital expenditures or commitments therefor that aggregate in excess of $500,000; or

                     (vi) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance.

                 (b) The Company has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

             2.15 EMPLOYEE BENEFIT PLANS. Schedule 2.15 attached hereto identifies the employee benefit plans within Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, that the Company maintains and such plans are in compliance with all applicable federal, state and local laws in all material respects.

             2.16 INSURANCE. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has not been denied insurance coverage. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business. Except as set forth on Schedule 2.16, the Company does not have any self-insurance or co-insurance programs, and the reserves set forth on the Financial Statements are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

             2.17 PATENTS, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS.

                 (a) Ownership. Except as set forth on Schedule 2.17, the Company owns all patents, trademarks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others, except for conflicts which could not reasonably be expected to result in a material adverse effect on the business or properties of the Company, taken as a whole. Set forth in Schedule 2.17 is a true and correct description of all proprietary rights that are registered with a governmental entity or for which applications are pending, together with the Company's registered domain name.

                 (b) Conflicting Rights of Third Parties. The Company has the right to use its proprietary rights without infringing or violating the rights of any third parties, except for infringements or violations which could not reasonably be expected to result in a material adverse effect on the business or properties of the Company, taken as a whole. Use of such proprietary rights does not require the consent of any other person which has not been obtained and proprietary rights held by the Company and listed on Schedule 2.17 are freely transferable. No claim has been asserted by any person to the ownership of or right to use any proprietary right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any proprietary right.

                 (c) Claims of Other Persons. The Company does not have any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the best knowledge of the Company, are threatened that challenge the rights of the Company with respect thereto.

             2.18 TAX MATTERS.

                 (a) All required foreign, federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of the Company have been accurately prepared in all material respects and duly and timely filed, and all foreign, federal, state, local and other taxes required to be paid with respect to the periods covered by such returns have been paid. Except as set forth on Schedule 2.18, the

Company is not and has not been delinquent in the payment of any tax, assessment or governmental charge.

                 (b) Except as set forth in Schedule 2.18, the Company has not had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as set forth in Schedule 2.18, and except for sales tax audits, none of the Company's franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the best knowledge of the Company, threatened against the Company, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Company's tax returns or reports.

                 (c) The reserves for taxes, assessments and governmental charges reflected on the balance sheet of the Company (the "BALANCE SHEET") as of December 31, 1999 (the "BALANCE SHEET DATE"), which Balance Sheet is included in the Financial Statements are and will be sufficient for the payment of all unpaid taxes and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, the Company have made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories.

             2.19 TITLE TO ASSETS; CONDITION OF ASSETS.

                 (a) Except as disclosed on Schedule 2.19, the Company has good and indefeasible title to its assets, including, without limitation, those reflected on the Balance Sheet (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) encumbrances that are incidental to the conduct of its business or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by the Company. With respect to the assets of the Company that are leased, the Company is in compliance with all material provisions of such leases. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's business and, to the best knowledge of the Company, conform in all material respects with all applicable ordinances, regulations and laws.

                 (b) The Company enjoys peaceful and undisturbed possession under all real property leases under which the Company is operating, and all such leases are valid and subsisting and none of them is in default in any material respect.

                 (c) The Company does not own any real property.

             2.20 BROKERAGE. Except as provided in Schedule 2.20, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

             2.21 YEAR 2000 COMPLIANCE. Except as set forth on Schedule 2.21, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and has not, and will not produce incorrect results when processing, providing, and/or receiving (a) date-related data into and between the Twentieth and Twenty-First Centuries and (b) date-related data in connection with any valid date in the Twentieth and Twenty-First Centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a material adverse effect on the assets, business, financial condition or results of operations of the Company, taken as a whole. The Company has not been engaged in any material year 2000 correction consulting work for customers pertaining to its work product and has received no material claim or notice from any customer regarding the failure of the Company to install computer software that is year 2000 compliant.

             2.22 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. The Company is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, and the Company shall deliver to the Investors at the Initial Closing an affidavit to this effect.

             2.23 DISCLOSURE. This Agreement and the exhibits and schedules hereto, when taken as a whole with the representations and warranties set forth herein, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements herein and therein not misleading.

         The Investors acknowledge and agree that the Company makes no representations and warranties with respect to the transactions contemplated by this Agreement and the other agreements contemplated herein, except for those specifically set forth in this Section 2. The Investors acknowledge and agree that it shall not be a breach of any representation or warranty, and that the Investors shall have waived any such breach, if, as of the Initial Closing, the Investors had specific knowledge of any fact or matter that would constitute a breach of any representation or warranty.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS AND RESTRICTIONS ON TRANSFER OF THE PURCHASED SHARES AND THE CONVERSION SHARES. Each Investor represents, warrants and covenants to the Company that the following statements are true and correct as of the Initial Closing Date.

             3.1 ORGANIZATION AND QUALIFICATION. The Investor is a limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has the requisite power and authority to carry on its business as it is now being conducted.

             3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the other agreements contemplated herein have been duly authorized by all necessary action on the part of the Investor. The Investor has the full right, power and authority to enter into this Agreement and the other agreements contemplated herein, and this Agreement and the other agreements contemplated herein constitute the valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding or action in law or equity).

             3.3 INVESTMENT REPRESENTATIONS.

                 (a) The Investor is an "ACCREDITED INVESTOR" within the meaning of Regulation D under the Act and is acquiring the Purchased Shares for its own account solely for investment, and not with a view to the distribution or resale thereof. There are no contracts, agreements or understandings with any persons or entities to sell, transfer or grant participation rights in the Purchased Shares.

                 (b) The Investor has received and examined all the information and materials it considers necessary or appropriate to decide whether to purchase the Purchased Shares and has had an opportunity to ask questions of, and receive answers from, the Company respecting the provisions of the offering of the Purchased Shares.

                 (c) The Investor (i) has substantial knowledge and experience in financial and business matters, including, without limitation, evaluating and investing in private companies; (ii) is capable of evaluating the merits of the prospective investment; (iii) is a sophisticated investor; and (iv) has the ability to bear the economic risks, including the risk of a total loss, of its investment.

                 (d) The Investor understands that it may not sell or otherwise dispose of the Purchased Shares or the Conversion Shares except in accordance with the provisions of Section 3.4 and understands that neither the Purchased Shares nor the Conversion Shares have been registered under the Act or any applicable state securities laws and will be issued in reliance on an exemption from the registration requirements thereof, and that the certificate(s) representing the Purchased Shares and the Conversion Shares may be the subject of a stop transfer notice with the Company's stock transfer agent and such certificate(s) will contain the following legend, and any additions thereto required by applicable state securities laws:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

The Investor acknowledges that the Company is relying on its representations and warranties contained herein for purposes of determining compliance with the applicable federal and state securities laws.

             3.4 RESTRICTIONS ON TRANSFER. Except for sales or other dispositions pursuant to an effective registration statement under the Act (or its then equivalent), the Investor agrees not to sell or otherwise dispose of any of the Purchased Shares or Conversion Shares unless prior to selling or otherwise disposing of any such shares: (a) the Investor delivers to the Company written notice of the proposed sale or other disposition, together with an opinion of counsel reasonably acceptable to the Company to the effect that the proposed sale or other disposition may be effected without registration under the Act (or its then equivalent) and qualification under any applicable state securities laws then in effect, and, if requested by the Company, the written consent of the transferee of such shares to be bound by the terms of this Agreement; or (b) such sale or other disposition is the subject of a no-action letter issued by the Staff of the Securities and Exchange Commission permitting such sale or disposition. The Investor acknowledges that there is no currently available exemption under Rule 144 promulgated under the Act for sales of capital stock of the Company.

          4. CONDITIONS TO INITIAL CLOSING.

             4.1 CONDITIONS TO INITIAL CLOSING BY INVESTORS. The obligations of the Investors to purchase and pay for the Purchased Shares being purchased at the Initial Closing are subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties contained in Section 2 shall be materially true and correct on and as of the Initial Closing Date.

                 (b) Compliance Certificates. The Company shall have delivered to the Investors a certificate, in substance and form acceptable to the Investors, executed by (i) the Chief Executive Officer of the Company and dated the Initial Closing Date, and certifying to the fulfillment of the conditions specified in Section 4.1(a) of this Agreement and (ii) executed by the Chief Financial Officer of the Company and dated the Initial Closing Date, and certifying that the audited financial statements, including the notes thereto, for the year ended December 31, 1999 will, upon receipt, not materially and adversely vary from the draft financial statements delivered to the Investors on February 28, 2000.

                 (c) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby at the Initial Closing, and all documents or instruments incident thereto, shall be fully performed or executed and shall be satisfactory in substance and form to the Investors and the Investors shall have received all such counterpart originals, certified or other copies of such minutes, documents or instruments as the Investors may reasonably request.

                 (d) Securities Law Compliance. The Company shall have taken all actions under all applicable federal and state securities laws necessary to consummate the issuance of the Series B Stock pursuant to this Agreement in compliance with such laws.

                 (e) Execution and Delivery of Ancillary Documents. The following ancillary documents or items shall have been executed and/or delivered:

                     (i) The Registration Rights Agreement;

                     (ii) an opinion of Jenkens & Gilchrist, a Professional Corporation, counsel to the Company substantially in the form of Exhibit C attached hereto;

                     (iii) the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of Delaware;

                     (iv) (A) copies of the resolutions of the Company's Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby; (B) the bylaws of the Company; and (C) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Initial Closing Date;

                     (v) a certificate of existence and good standing for the Company from the Secretary of State of Delaware; and

                     (vi) a certificate from the Secretary of State of Texas, showing that the Company is qualified as a foreign corporation, dated as of a date within ten (10) days of the Initial Closing Date.

                 (f) Certificate of Designation. The Certificate of Designation shall have been filed with, and have been accepted by, the Secretary of State of the State of Delaware.

             4.2 CONDITIONS TO INITIAL CLOSING BY COMPANY. The obligation of the Company to sell the Purchased Shares being sold at the Initial Closing to the Investors is subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties contained in Section 3 shall be true on and as of the date of Initial Closing.

                 (b) Compliance Certificate. The Investors shall have delivered to the Company a certificate in the form acceptable to the Company, executed by an authorized officer of the General Partner of the Investors, dated as of the Initial Closing Date, and certifying to the fulfillment of the conditions specified in Section 4.2(a) of this Agreement.

          5. COVENANTS OF THE COMPANY.

             5.1 MAINTENANCE OF THE BUSINESS. Except as otherwise agreed to in writing by the holders of a majority of the shares of Series B Stock, the Company shall (a) maintain its corporate existence; (b) maintain all of its assets in good condition in accordance with prudent business practices, ordinary wear and tear excepted; (c) hold Board of Directors meetings at least quarterly, either by telephone or in person; and (d) submit an annual operating plan to its Board of Directors for its approval at least one month prior to the beginning of each fiscal year.

             5.2 NEGATIVE COVENANTS. Without limiting any other covenants and provisions hereof or contained in any other agreement to which the Company and the Investors are parties, the Company covenants and agrees that, for as long as at least twenty-five percent (25%) of the shares of Series B Stock issued pursuant to this Agreement remain outstanding, the Company (unless it has received the written consent of two-thirds of the Board of Directors of the Company, one of whom shall be a representative designated by the holders of the Series A Stock or the Series B Stock prior to the time that a majority of the Company's directors are Independent Directors (as defined herein)) shall comply with and observe the following negative covenants and provisions and will not:

                 (a) sell or dispose of all or substantially all of the Company's property or business for an amount less than $150,000,000;

                 (b) merge into or consolidate with any other corporation or other entity (other than a wholly-owned subsidiary of the Company) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, unless the value received by the stockholders of the Company exceeds $150,000,000;

                 (c) alter or amend the Company's charter or bylaws;

                 (d) increase or decrease the number of directors on the Company's Board of Directors; or

                 (e) dissolve the Company.

         For purposes of this Section 5.2, the term "Independent Directors" shall mean directors of the Company who are not employees of the Company or who are not paid consultants of or under retainer to the Company and who are not affiliates of the Investors.

             5.3 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will maintain a standard system of accounting records which will fairly present, in all material respects, the Company's financial condition. In addition, for so long as the Investors or their affiliates hold at least fifty percent (50%) of the shares of Series B Stock issued pursuant to this Agreement (or the related Conversion Shares) the Company will deliver to the Investors or any affiliate of the Investors which owns at least ten percent (10%) of the Series B Stock issued pursuant to this Agreement (or the related Conversion Shares), the following:

                 (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, audited financial statements, in reasonable detail, prepared in accordance with GAAP;

                 (b) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three quarters of each fiscal year of the Company, unaudited financial statements of the Company;

                 (c) as soon as practicable, but in any event within thirty (30) days after the end of each month, unaudited financial statements of the Company; and

                 (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investors may from time to time reasonably request in writing.

             5.4 BOARD OF DIRECTORS. For so long as at least a majority of the shares of Series B Stock issued pursuant to this Agreement remain outstanding, the holders of the Series B Stock shall be entitled to designate and elect one member of the Company's Board of Directors from among the members of Thayer's board of advisors (or a person mutually agreed upon by the Company and Thayer with similar credentials and standing), which designation shall be subject to the reasonable approval of Company's Board of Directors. In addition, for so long as the Investors in the aggregate hold at least twenty-five percent (25%) of the shares of Series B Stock issued pursuant to this Agreement, Thayer shall have the right to have an observer present at all meetings of the Board of Directors of the Company. The Company shall reimburse the director and the observer for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company.

             5.5 INSPECTION. For as long as the Investors or any affiliate of the Investors own at least fifty percent (50%) of the shares of Series B Stock issued pursuant to this Agreement, the Company shall permit Thayer, at Thayer's expense, to visit and inspect the Company's properties during normal business hours, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Thayer; provided, however, that the Company shall not be obligated pursuant to this Section 5.5 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

             5.6 USE OF INFORMATION. Any information provided pursuant to
Section 5.3 or Section 5.5 shall be used by the Investors solely in furtherance of their interests as investors in the Company, and the Investors shall maintain and shall take such steps as are necessary to cause their representatives and agents to maintain the confidentiality of all non-public information of the Company obtained under such sections.

             5.7 ASSIGNMENT OF INFORMATION AND VISITATION RIGHTS. The rights granted to the Investors under Sections 5.3 and 5.5 may not be assigned except to an affiliate of the Investors and provided that (a) the Company shall be entitled to notice of any such transfer within thirty (30) days of the date such transaction is effected; (b) such assignee or transferee agrees to be bound by the terms of this Agreement; and (c) such assignee or transferee is not, in the Company's reasonable judgment, a competitor of the Company.

          6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; WAIVER AND AMENDMENT.

             6.1 COMPANY AND THE INVESTORS. Except as otherwise herein provided, all covenants of the Company and the Investors contained in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby and remain in effect until the Company consummates an underwritten public offering of its Common Stock pursuant to an effective registration statement, with aggregate gross proceeds (prior to underwriter commissions and expenses) of not less than $25,000,000. The representations and warranties of the Company made in this Agreement or in any document executed in connection herewith or in any certificate delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement for a period of fifteen (15) months.

             6.2 WAIVER AND MODIFICATION. Any term or provision of this Agreement may be waived at any time by the written consent of the party which is entitled to the benefits thereof. Any waiver shall not operate as a waiver of any other term or provision. This Agreement may only be modified by mutual written agreement of the parties.

          7. MISCELLANEOUS.

             7.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, or facsimile, or by overnight courier, delivered against receipt to the party to whom it is to be given at the address of such party as set forth below, or to such other address as the party shall have furnished in writing to all parties in accordance with the provisions of this Section 7.1, and shall be deemed properly given: (a) in the case of registered or certified mail, five (5) business days after deposit in the United States mail; (b) in the case of facsimile, upon receipt of a confirmation notice; and (c) in the case of an overnight courier, on such courier's guaranteed delivery date, except for a notice changing a party's address, which shall be deemed given only at the time of receipt thereof by each party affected thereby, and in the case of facsimile, on the day following the date of transmission:

             If to the Company:

                  The Concours Group, Inc.
                  3 Kingwood Place
                  800 Rockmead Drive
                  Kingwood, Texas 77339
                  Attn. Dr. Ron Christman
                  Telephone: (281) 359-3464
                  Fax: (281) 359-3443

             With a copy to:

                  Jenkens & Gilchrist,
                    a Professional Corporation
                  1100 Louisiana, Suite 1800
                  Houston, Texas 77002
                  Attn.: Andrius Kontrimas, Esq.
                  Telephone: (713) 951-3300
                  Fax: (713) 951-3314

             If to the Investors:

                  Thayer Equity Investors IV, L.P.
                  1455 Pennsylvania Avenue, N.W.
                  Suite 350
                  Washington DC  20004
                  Attn.: Robert Michalik
                  Telephone: (202) 371-0150
                  Fax: (202) 371-0391

             With a copy to:

                  Hogan & Hartson, L.L.P.
                  555 13th Street, N.W.
                  Washington DC  20004
                  Attn.: Christopher J. Hagan, Esq.
                  Telephone: (202) 637-5771
                  Fax: (202) 637-5910

             7.2 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the respective assigns (to the extent assignable herein), heirs and personal representatives of the Investor.

             7.3 NO THIRD PARTY BENEFICIARIES. This Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party to this Agreement.

             7.4 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, that shall, in no way, affect the validity or enforceability of any other provision of this Agreement and that provision shall be deemed modified to the minimum extent necessary to render it valid, legal and enforceable while accomplishing the intent of such provision as nearly as practicable.

             7.5 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and agree that no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Pronouns shall be deemed to include the singular, plural, masculine, feminine or neuter, as the context requires. References to section numbers are to sections of this Agreement unless otherwise indicated. All exhibits attached to this Agreement are incorporated herein as if set forth in this Agreement in full.

             7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

             7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

             7.8 EXPENSES. Each party to this Agreement shall bear its own expenses relating to the preparation, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Certificate of Designation and all transactions contemplated hereby; provided, however, upon consummation of the transactions contemplated hereby, the Company shall pay reasonable legal fees and out-of-pocket expenses of the Investors of up to $60,000 in the aggregate.

             7.9 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes and replaces any prior understanding, agreement or statement (written or oral).




                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused this Agreement to be executed on its behalf by its duly authorized officer, as of the day and year first above written.

                                    THE CONCOURS GROUP, INC.


                                    By: /s/ DR. RON CHRISTMAN
                                       -----------------------------------
                                       Dr. Ron Christman, its President




                                    THAYER EQUITY INVESTORS IV, L.P.

                                    By: TC Equity Partners IV, L.L.C.
                                    Its General Partner

                                    By:    /s/ ROBERT E. MICHALIK
                                           ---------------------------------
                                    Name:  Robert E. Michalik
                                           ---------------------------------
                                    Title: Vice President
                                           ---------------------------------


                                    THAYER CGI PARTNERS LLC


                                    By:    /s/ ROBERT E. MICHALIK
                                           ---------------------------------
                                    Name:  Robert E. Michalik
                                           ---------------------------------
                                    Title: Vice President
                                           ---------------------------------


                                  SCHEDULE 1.1


                           Initial Closing               Additional Closing
                      --------------------------    ---------------------------
    Investor          Purchase Price      Shares    Purchase Price     Shares
------------------    --------------     -------    --------------    ---------

Thayer Equity
Investors IV, L.P.       $9.697538       206,238       $9.67538       1,305,111

Thayer CGI
Partners LLC                    --            --       $9.67538          35,435

                                    EXHIBIT A

                                    EXHIBIT B

                                    EXHIBIT C